Exhibit 99.2

The Naked Edge, LLC

FINANCIAL STATEMENTS

As of June 30, 2012 and for the Six months ended June 30, 2012 and period ended from Inception (January 7, 2011) to June 30, 2011

CONTENTS

Pages

FINANCIAL STATEMENTS

Balance Sheets	1

Statements of Operations	2

Statements of Cash Flows	3

Notes to Financial Statements	4 - 6

The Naked Edge, LLC

Balance Sheets

As of June 30, 2012 and December 31, 2011

	June 30,	December 31,
	2012	2011
	(unaudited)

Assets
Assets:
Cash and cash equivalents	4,744	205
Deposits	3,762	-
Machinery and equipment, net of accumulated depreciation of $619	9,884	-
Total assets	$18,390	$205

Liabilities and Members' Equity

Liabilities:
Notes payable	10,035	-
Total liabilities	10,035	-
Members' equity	8,355	205
Total members' equity	8,355	205

Total liabilities and members' equity	$18,390	$205

See accompanying notes to the financial statements.

The Naked Edge, LLC

Statements of Operations

For the Six Months Ended June 30, 2012 and the period from

January 7, 2011 (Inception) to June 30, 2011

(unaudited)

	2012	2011

Net revenues	$17,645	$148
Cost of sales	7,111	1,799
Gross profit (loss)	10,534	(1,651)
Operating expenses:
General and administrative	7,927	1,399

Total operating expenses	7,927	1,399

Operating income (loss)	2,607	(3,050)

Net income (loss)	$2,607	$(3,050)

See accompanying notes to the financial statements.

The Naked Edge, LLC

Statements of Cash Flows

For the Six Months Ended June 30, 2012 and the period from

January 7, 2011 (Inception) to June 30, 2011

(unaudited)

	2012	2011
Cash flows from operating activities:
Net income (loss)	2,607	(3,050)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	619	-
Changes in assets and liabilities:
Deposits	(3,762)
Net cash used in operating activities	(536)	(3,050)

Cash flows from investing activities:
Purchases of machinery and equipment	(10,503)	-
Net cash used in investing activities	(10,503)	-

Cash flows from financing activities:
Notes payable	10,500
Notes payable payments	(465)
Member contributions	5,543	3,522
Net cash provided by financing activities	15,578	3,522

Change in cash and cash equivalents	4,539	472

Cash and cash equivalents, beginning of period	205	-

Cash and cash equivalents, end of period	$4,744	$472

Supplemental cash flow disclosure:
Cash paid for interest	129	0

See accompanying notes to the financial statements.

NOTE 1: BACKGROUND AND BASIS OF PRESENTATION

Background

The Naked Edge, LLC (the “Company”) is a Colorado Limited Liability Company organized on January 7, 2011.  Naked  Edge  manufactures,  markets  and  distributes  Veggie  Go’s,  an  organic  fruit  and  vegetable  snack  which  contains  no  added  sugar  or  preservatives.  Naked Edge plans to develop new blends of Veggie Go’s to increase shelf space at existing retailers, attract food brokers, interest new retailers and provide consumers with a wider selection of blends to enjoy.  Naked Edge products are primarily sold to natural and organic food retailers, including well-known national chains, smaller regional specialty stores and online. Naked Edge products have been sold directly by management to retailers.

Basis of Presentation

The financial statements of the Company have been prepared using generally accepted accounting principles (“GAAP”) in the United States (“U.S.”) of America that are applicable to a going concern which contemplates that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Limited Liability Company

The Company is a Limited Liability Company. This type of organization provides that the partner is not personally liable for any acts, debts, or liabilities beyond the partners’ capital contributions.

Management’s use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include funds on hand and short-term investments with original maturities of three months or less. Cash deposits are insured in limited amounts by the Federal Deposit Insurance Corporation (FDIC).

Revenue recognition

Revenue is recognized when the four criteria for revenue recognition are met: (1) persuasive evidence of an arrangement exists; (2) shipment or delivery has occurred; (3) the price is fixed or determinable and (4) collectability is reasonably assured.

Machinery and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, generally five years. Depreciation expense was $619 and $0 for the six months ended June 30, 2012 and the period from January 7, 2011 (Inception) to June 30, 2011, respectively.

Long-lived assets

The Company accounts for long-lived assets in accordance with the provisions of FASB ASC 360, Property, Plant and Equipment. FASB ASC 360 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company did not recognize any impairment charges during the six months ended June 30, 2012 or for the period from January 7, 2011 (Inception) to June 30, 2011.

Income taxes

The Company is a Limited Liability Company which is treated as a “pass-through entity” for income tax purposes. Accordingly, the Company has not recognized any effects of income taxes in the accompanying financial statements.

The Company has adopted FASB ASC 740-10, Accounting for Uncertainty in Income Taxes. This requires a more likely-than not threshold for financial statement recognition and measurement of tax positions taken or expected to be taken in the Company’s tax return. Management believes the tax positions taken on the Company’s income tax returns are appropriate. To the extent that the Company management’s assessment of such tax positions changes, the change will be reflected on tax returns in the period in which the determination is made. At June 30, 2012 the Company did not have any unrecognized tax benefits. The Company will be subject to U.S. Federal and state and local income tax examinations by tax authorities for all tax years since inception on January 7, 2011.

NOTE 3: RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820) (“ASU 2011-04”). This ASU updates certain requirements for measuring fair value and disclosure regarding fair value measurement. This ASU is effective for reporting periods beginning after December 15, 2011. Early adoption is not permitted. The Company’s adoption of ASU 2011-04 on January 1, 2012, did not have an impact on the financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”).  ASU 2011-05 requires companies to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The provisions of ASU 2011-05 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  The Company’s adoption of ASU 2009-13 on January 1, 2012, did not have an impact on the financial statements.

NOTE 4: COMMITMENTS AND CONTINGENCIES

Litigation

The Company may from time to time be involved in legal proceedings arising from the normal course of business. There were no pending or threatened legal proceedings as of June 30, 2012.

Building lease

In July 2012, the Company entered into a rent agreement which requires the Company to make monthly rental payments.  The rental agreement expires September 2015 and contains rent escalations and an option to extend the terms for two years.

Future minimum payments are as follows:

2012	$2,833
2013	15,204
2014	15,582
2015	11,899
2016	-
Thereafter	-
Total	$45,518

NOTE 5: NOTE PAYABLE

In March, 2012, the Company entered into a promissory note with a third party, in the amount of $10,500.  The note has a 5 year term and an annual interest rate of 5% on the unpaid balance.  The monthly payments are $198.15 including interest.  As of June 30, 2012, the note has a balance of $10,035.  Interest Expense was $129 and $0 for the six months ended June 30, 2012 and the period from January 7, 2011 (Inception) to June 30, 2011, respectively.

NOTE 6: MEMBERS’ EQUITY

Members contributed $5,543 and $3,522 for the six months ended June 30, 2012 and the period from January 7, 2011 (Inception) to June 30, 2011, respectively.  There have been no distributions.

NOTE 7 – SUBSEQUENT EVENT

On August 24, 2012 Mister Goody, Inc. (“Mister Goody”) entered into an LLC Interest Purchase Agreement with Naked Edge. Pursuant to the terms of the agreement, Mister Goody purchased 50% of Naked Edge’s Common Units for $65,000. Mister Goody also received an option to acquire 33.33% of Naked Edge Preferred Units for $85,000 on or before August 24, 2013. The Common Units provide Mister Goody with 50% of the voting rights and 20% of the economic rights of Naked Edge. If the option is exercised, the Preferred Units would provide Mister Goody with an additional 20% of the economic rights of Naked Edge.